Schedule 14A Information
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[ X ]     Preliminary Proxy Statement
[   ]     Preliminary Additional Materials
[   ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting  Material  Pursuant  to  Section  240.149-11(c)  or Section
          240.14a-12

                  Spectrum Information Technologies, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check appropriate box):

[X]      No fee required

[  ]      Fee computed on table below per Exchange Act Rules 14a-6(j)(4) and
          0-11

          1)     Title of each class of securities to which transaction applies:



          2)     Aggregate number of securities to which transaction applies:



          3)     Per  unit price or  other  underlying   value  of   transaction
                 computed pursuant to Exchange Act Rule 0-11:



          4)     Proposed maximum aggregate value of transaction:

          5)     Total fee paid:




[  ]      Fee paid previously with preliminary materials.

[  ]      Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


          1)     Amount Previously Paid:




          2)     Form, Schedule or Registration Statement No.:





          3)     Filing Party:





          4)     Date Filed:

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 23, 1999


To the Stockholders of
Spectrum Information Technologies, Inc.

     Notice is hereby given that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Spectrum Information Technologies, Inc., a Delaware corporation, doing business as Siti-Sites.com (the "Company"), will be held at 10:00 a.m. on November 23, 1999, at 594 Broadway, Suite ___, New York New York, for the following purposes:

          1. To elect two Class I Directors to serve for the ensuing one year and until their successors are duly elected and qualified, (b) to elect one Class II Director to serve for the ensuing two years and until his successor is duly elected and qualified, and (b) to elect one Class III Director to serve for the ensuing three years and until his successor is duly elected and qualified.

          2. To approve the Company's Amended and Restated Certificate of Incorporation to, among other things, (a) change the name of the Company to "Siti-Sites.com, Inc.", (b) increase the number of authorized shares of Common Stock from 10,000,000 to 35,000,000, and the number of authorized shares of Preferred Stock from 2,000,000 to 5,000,000, (c) delete the authorization for and all references to Class A Stock, which was automatically converted to Common Stock on March 31, 1999, (d) delete certain limitations on transfers of Common Stock which were originally designed to preserve net operating loss carry forwards of the Company, but are now irrelevant, and have been lost as a result of the change of control transaction in December, 1998, and (e) further indemnify the Company's directors, officers and employees against costs and expenses relating to the performance of their duties.

          3. To approve a plan of financing to raise additional funds through a private placement with Lawrence M. Powers, the Chairman of the Board, Chief Executive Officer and a major stockholder of the Company.

          4.   To ratify the Company's 1999 Stock Option Plan.

          5. To ratify the appointment of Edward Isaacs & Company LLP as the Company's independent public accountant for the Company's fiscal year ending March 31, 2000.

          6. To transact such other business that may properly come before the Annual Meeting.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on October 25, 1999, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. Such stockholders may vote in person or by proxy.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY
STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THE STOCKHOLDER HAS PREVIOUSLY RETURNED A PROXY.

     If your shares are held of record by a broker, bank, or other nominee and you wish to vote your shares at the Annual Meeting, you must obtain and bring to the Annual Meeting a letter from the broker, bank, or other nominee confirming your beneficial ownership of the shares.

                                            By Order of the Board of Directors



                                            ARJUN NAYYAR
                                            Secretary


New York, New York
October __, 1999

                              ____________________

                                 PROXY STATEMENT
                              _____________________

                         ANNUAL MEETING OF STOCKHOLDERS

     The proxy accompanying this Proxy Statement is solicited by the Board of Directors of Spectrum Information Technologies, Inc., a Delaware corporation, doing business as Siti-Sites.com (the "Company"). All proxies in the accompanying form, which are properly executed and duly returned, will be voted at the Annual Meeting of Stockholders to be held on November 24, 1999 at 10:00 a.m. (the "Annual Meeting"), at 594 Broadway, Suite ___, New York New York, for the purposes set forth in the accompanying Notice of Annual Meeting.

     This Proxy Statement and the enclosed form of proxy are being mailed to stockholders entitled to vote at the Annual Meeting on or about October 25, 1999.


                       VOTING AND SOLICITATION OF PROXIES

     Only holders of record of the Company's Common Stock, par value $.001 per share ("Common Stock"), at the close of business on October 25, 1999 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On that date there were issued and outstanding _______________ shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

     IF PROXY CARDS IN THE ACCOMPANYING FORM ARE PROPERLY EXECUTED AND RETURNED, THE SHARES OF COMMON STOCK REPRESENTED THEREBY WILL BE VOTED AS INSTRUCTED ON THE PROXY. IF NO INSTRUCTIONS ARE GIVEN, SUCH SHARES WILL BE VOTED (I) FOR THE ELECTION AS DIRECTORS OF THE NOMINEES FOR THE BOARD OF DIRECTORS NAMED BELOW,
(II) TO APPROVE THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION,
(III) TO APPROVE THE COMPANY'S PLAN OF FINANCING, (IV) TO RATIFY THE 1999 STOCK OPTION PLAN, (V) TO RATIFY THE CHANGE OF INDEPENDENT PUBLIC ACCOUNTANTS TO EDWARD ISAACS & COMPANY LLP, AND (VI) IN THE DISCRETION OF THE PROXIES NAMED IN THE PROXY CARD ON ANY OTHER PROPOSALS TO PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

     The Board of Directors unanimously recommends a vote "FOR" (i) the election as directors of the nominees named in Proposal No. 1 hereof, (ii) the Company's Amended and Restated Certificate of Incorporation described in Proposal No. 2 hereof, (iii) the Company's Plan of Financing described in Proposal No. 3 hereof, (iv) the Company's 1999 Stock Option Plan described in Proposal No. 4 hereof, and (v) the appointment of Edward Isaacs & Company LLP as the Company's independent public accountant for the Company's fiscal year ending March 31, 2000, described in Proposal No. 5 hereof.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, officers, directors and regular employees of the Company may solicit proxies personally or by telephone, telegraph or facsimile transmission. The Company also intends to request that brokerage houses, banks, custodians, nominees, and fiduciaries forward soliciting material to the beneficial owners of Common Stock held of record by such persons, and will reimburse such persons for their reasonable expenses in forwarding such material.

     The holders of a majority of the total shares of Common Stock issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

     Directors are elected by a plurality of the votes actually cast at the Annual Meeting (Proposal No. 1 hereof). The affirmative vote of a majority of the total shares of Common Stock issued and outstanding is required for approval of the Amended and Restated Certificate of Incorporation (Proposal No. 2 hereof). The affirmative vote of a majority of the total shares of Common Stock represented in person or by proxy at the Annual Meeting is required for approval of a plan of financing (Proposal No. 3 hereof), approval of the 1999 Stock Option Plan (Proposal No. 4 hereof) and ratification of the appointment of independent public accountants (Proposal No. 5 hereof). Since only affirmative votes are counted as votes in favor of these matters, abstentions and broker non-votes have the same effect as votes against these matters, except as to the election of directors as to which they will have no effect. Proxies and ballots will be tabulated by the inspectors of election. The Company has been informed by each of Mr. Lawrence Powers, Mr. Barclay Powers, Mr. Ingenito, Mr. Steven E. Gross and Mr. Jason Gross that he intends to vote "for" each of the proposals set forth in this Proxy Statement. As of the Record Date these stockholders collectively held more than _____% of the issued and outstanding shares of Common Stock.

     It is important that proxies be returned promptly. Therefore, whether or not you plan to attend in person, you are urged to execute and return your proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. The proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking such proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.


                               SECURITY OWNERSHIP

     The following table sets forth information, as of September 24, 1999, as to the beneficial ownership of the Company's Common Stock (including shares which may be acquired within sixty days pursuant to stock options) by (1) each person or group of affiliated persons known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (2) the Named Executive Officers (as defined in "Executive Compensation" below), (3) each of the Company's directors, and (4) all directors and executive officers of the Company as a group. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.


                                       Shares of Common Stock Beneficially Owned
Name of Owner                                Number             Percent of Class

Lawrence M. Powers                      3,370,000(1)                       40.6%
Powers & Co.
47 Beech Road
Englewood, NJ 07631

Robert Ingenito                           800,000(2)                        9.3%
80 Ruland Road
Melville, NY 11747-6200

                                       Shares of Common Stock Beneficially Owned
Name of Owner                                Number             Percent of Class


Maurice W. Schonfeld                      800,000(2)                        9.3%
630 Fifth Avenue
Suite 3163
New York, NY 10111

Barclay Powers                             1,685,000                       20.3%
665 Walther Way
Los Angeles, CA 90048

Jonathan Blank                                45,833                           *
4239 Coolidge Avenue
Los Angeles, CA 90066

Donald J. Amoruso (3)                     194,540(4)                        2.2%
463 Old Sleepy Hollow Road
Pleasantville, NY 10570

Mikhail Drabkin (3)                       100,219(5)                        1.2%
415 East Middlefield Road
Mountain View, CA 94043

Richard duFosse (3)                       120,943(6)                        1.4%
15 John Edward Drive
Northboro, MA 01532

Current Directors and                   4,215,833(7)                       48.5%
Executive Officers as a
Group (4 persons):

- -------------------------
*   Less than 1%

(1) Includes 1,685,000 shares held by his son, Barclay Powers. Lawrence M. Powers and Barclay Powers have a verbal understanding that the shares of Common Stock held by Barclay Powers may be voted, exercised and disposed of by either of them.

(2) Consist of 500,000 shares of Common Stock and an option to purchase an additional 300,000 shares of Common Stock at an exercise price of $0.15 per share.

(3) A member of former management who resigned as of December 11, 1998 in connection with the change of control transaction.

(4) Consists of 106,188 shares of Common Stock and various options to purchase an additional 88,352 shares of Common Stock at exercise prices ranging from $0.35 per share to $337.50 per share.

(5) Consists of 52,581 shares of Common Stock and an option to purchase an additional 47,638 shares of Common Stock at an exercise of $0.35 per share.

(6) Consists of 61,662 shares of Common Stock and an option to purchase an additional 59,281 shares of Common Stock at an exercise price of $0.35 per share.

(7) Includes 300,000 shares of Common Stock issuable upon the exercise of an option held by Mr. Ingenito.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     The Company's current Restated Certificate of Incorporation provides for the division of the Company's Board of Directors into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. Vacancies on the Board of Directors are filled by the remaining directors.

     In connection with the Company's change of control transaction on December 11, 1998 which is described in "Item 1. Business - Change of Control" of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999, the Company's then-current Board of Directors resigned and appointed Lawrence M. Powers as Chairman of the Board and Chief Executive Officer. Mr. Powers then appointed Mr. Jon M. Gerber and Mr. Maurice W. Schonfeld to the Board. The Board subsequently appointed Mr. Robert Ingenito to fill a Board vacancy. In April, 1999, Mr. Schonfeld resigned to devote his attention to other commitments. In
September, 1999, Mr. Gerber also resigned to pursue other commitments. On September 9, 1999, the remaining members of the Board appointed Jonathan Blank, the Chief Executive Officer and Co- President of the Company's wholly-owned subsidiary, Tropia, Inc. ("Tropia") and Barclay Powers, the Co- President of Tropia and a major stockholder of the Company, as Board members. The current Board of Directors therefore consists of Mr. Lawrence M. Powers as Chairman, Mr. Ingenito, Mr. Blank and Mr. Barclay Powers.

     Two Class I directors are to be elected at the Annual Meeting for a one-year term ending in 2000. One Class II director is to be elected at the Annual Meeting for a two-year term ending in 2001. One Class III director is to be elected for a three-year term ending in 2002. The Board of Directors has nominated Jonathan Blank and Barclay Powers for election as the Class I directors, Robert Ingenito for election as Class II director, and Lawrence M. Powers for election as the Class III director.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION AS DIRECTORS OF EACH OF THE NOMINEES NAMED BELOW.

     Certain information regarding the nominees for election as directors at the Annual Meeting is set forth below.


Name                Age  Position(s) with the Company   Class    Reelection Year

Lawrence M. Powers  68   Chief Executive Officer and     III         2002
                             Chairman of the Board.

Robert Ingenito     56   Director                         II         2001

Jonathan Blank      34   Director                          I         2000

Barclay Powers      36   Director                          I         2000


          LAWRENCE M. POWERS, 68, has served as the Company's Chairman of the Board and Chief Executive Officer since the change of control transaction in December, 1998. Mr. Powers has been a private investor since 1992. Beginning in 1978 and continuing to his retirement in 1992, as Chairman/CEO he built Spartech Corporation (NYSE), from a previously bankrupt corporation with few assets, into what has become an $800 million plastics manufacturing group operating 40 plants. He raised some $200 million during his tenure, and with Spartech's key managers, built one of the largest plastic processing companies in the U.S. by 1992 (12 plants at the time). The management team he assembled has continued successfully. He remained on the board of Spartech until 1995 and is still a major securities holder. Mr. Powers, a securities lawyer in New York from 1957 through 1981, was educated at Yale Law School and senior executive programs at Harvard Business School.

          ROBERT INGENITO, 56, has served as a Director of the Company since the change of control transaction in December, 1998. Mr. Ingenito was a founder and, since 1989, has served as Chief Executive Officer of Access Communications and Access Direct, two established data service companies ($32 million in sales). Access Direct produces high volume, highly segmented mail correlated to its clients segmented databases; Access Communications produces critical documents from on-line transmissions from its clients. Prior to that, he was the President and a principal of Axciom Corporation (NYSE) when it went public in 1992. Axciom has become a $750 million database management firm which has recently purchased Access Communications from Mr. Ingenito and his partner. Mr. Ingenito has agreed to continue as a consultant thereto.

          JONATHAN BLANK, 34, has served as a Director of the Company since September 9, 1999 and has been the Chief Executive Officer and Co-President of Tropia since June 1, 1999. In 1993, Mr. Blank founded Red Hat Productions, Inc., an award-winning N.Y. and L.A. based independent film company, with Barclay Powers. Through Red Hat, Mr. Blank and Barclay Powers have jointly produced and marketed two documentary films and a feature length theatrical film, all aimed at the college youth market. The films, now in video release, were written and directed by Mr. Blank and produced by Barclay Powers. Mr. Blank is a graduate of Columbia University, with an M.F.A. from its Film School, in film making and directing.

          BARCLAY POWERS, 36, has served as a Director of the Company since September 9, 1999 and has been the Co-President of Tropia since June 1, 1999. In 1993, Mr. Powers founded Red Hat Productions, Inc., an award-winning N.Y. and L.A. based independent film company, with Jonathan Blank. Through Red Hat, Mr. Powers and Jonathan Blank have jointly produced and marketed two documentary films and a feature length theatrical film, all aimed at the college youth market. The films, now in video release, were written and directed by Jonathan Blank and produced by Mr. Powers. From 1987 to 1992, Mr. Powers was an executive associate to the Chairman/CEO of Spartech Corporation, specializing in marketing projects, acquisitions and joint ventures. He is a graduate of Columbia University. Mr. Powers is the son of Lawrence M. Powers.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock (collectively, "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Reporting Persons are required by SEC regulations to furnish the Company with copies of all such reports. To the Company's knowledge, based on a review of such reports and certain representations of the Reporting Persons, the Company believes that during the 1999 fiscal year, all Reporting Persons timely complied with all applicable Section 16(a) filing requirements except as set forth below. Prior management member Richard duFosse filed one late report covering his acquisition of an option and prior management member Mikhail Drabkin filed one late report covering his acquisition of an option. Lawrence Powers filed one late report covering his gifts of stock and an option, and his exercise of his remaining option. Barclay Powers filed two late reports covering his acquisition and exercise of an option. See "Item 5." Market for Registrant's Common Equity and Related Stockholder Matters - Recent Sales of Unregistered Securities" of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the total annual compensation paid or accrued by the Company for services in all capacities for the two individuals who served as Chief Executive Officer during the Company's 1999 fiscal year (Mr. Amoruso, who managed the Company's prior discontinued operations, for approximately nine months, and Mr. Lawrence M. Powers, for approximately three months), and two individuals who managed the Company's prior discontinued
operations and who were among the highest paid employees for the 1999 fiscal year but were not executive officers at the end of such fiscal year (collectively, the "Named Executive Officers"). The Company had no executive officers serving as such at the end of its 1999 fiscal year whose aggregate compensation exceeded $100,000.




                                                     Summary Compensation Table



                                                                                        Long-Term Compensation
                                                                                        ----------------------

                                           Annual Compensation                    Grants & Awards            Payout
                                           -------------------                    ---------------            ------
                                                                                              Shares
                                                                    Other      Restricted    Underly-
Name and                                                            Annual        Stock        ing                         All other
Principal Position            Year      Salary         Bonus         Comp.        Awards     Options        LIP Payout        Comp.
- ------------------            ----      ------         -----         -----        ------     -------        ----------        ----

Lawrence M. Powers            1999      18,250(1)       -0-           -0-            -0-       -0-            -0-             -0-
 Chairman and Chief
 Executive Officer
______________________

Donald J. Amoruso             1999        387,193       -0-          5,916(4)        -0-     44,914           -0-          14,974(5)
 Former Chairman,             1998        295,000       -0-           -0-            -0-     25,000           -0-          19,965(5)
 Chief Executive              1997        295,000    132,686(3)    681,558(4)        -0-       -0-            -0-          19,965(5)
 Officer and
 President (2)
Mikhail Drabkin               1999        239,297       -0-            400(4)        -0-     47,638           -0-             -0-
 Former Chief                 1998        195,000       -0-           -0-            -0-     22,719           -0-             -0-
 Technical                    1997        195,000     72,500(6)     46,080(4)        -0-       -0-            -0-             -0-
 Officer (2)
Richard duFosse               1999        233,754       -0-            400(4)        -0-     59,281           -0-             -0-
 Former Vice                  1998        167,083       -0-           -0-            -0-     22,719           -0-             -0-
 President,                   1997        142,083     50,000(7)     46,080(4)        -0-       -0-            -0-             -0-
 Engineering (2)



     (1) This amount represents Mr. Powers' contribution of services charged against earnings. No compensation was paid by the Company to Mr. Powers with respect to these services or with respect to continuing operations.

     (2) Messrs. Amoruso, Drabkin and duFosse resigned as of December 11, 1998 in connection with the change of control transaction.

     (3) This amount, which relates to the Company's prior discontinued operations, was awarded pursuant to the Company's Third Amended Consolidated Plan of Reorganization (the "Plan") approved by the Bankruptcy Court, as part of a success fee for effecting a confirmed Plan of Reorganization. The Plan is described in greater detail at
          Note 1(b) to the Consolidated Financial Statements as part of the Company's Annual Report on Form 10-K for the fiscal year ended on March 31, 1999.

     (4) Pursuant to the Plan, as part of a success fee for effecting a confirmed Plan of Reorganization and as incentive compensation, 242,002 shares were set aside to be awarded to officers, employees and non-executive directors responsible for consummation of the Plan. Pursuant to the Plan, Messrs. Amoruso, Drabkin and duFosse were awarded shares of Common Stock totaling 113,593, 7,680 and 7,680, respectively. The shares were distributed pursuant to the Company's 1996 Incentive Deferral Plan, which provided for distribution in three equal installments in August 1997, February 1998 and August 1998. These shares were recorded at their fair value. Actual value of the awards are determined on the date of distribution for each installment in August 1997, February 1998 and August 1998.

     (5)  Represents premiums under a variable life insurance policy paid by the
          Company  pursuant  to  Mr.  Amoruso's  employment   agreement,   which
          terminated upon Mr. Amoruso's resignation.

     (6)  Represents  the final  installment of  starting  bonus and performance
          bonus  paid  pursuant  to  Mr.   Drabkin's   then-current   employment
          agreement.

     (7)  Represents  performance   bonus  paid  pursuant to Mr. duFosse's then-
          current employment agreement.

OPTION GRANTS IN LAST YEAR

     The following table sets forth certain information concerning the grant of stock options to each of the Named Executive Officers during the Company's 1999 fiscal year. This table does not include options purchased by Lawrence M. Powers through Powers & Co. in December, 1998 in connection with the change of control transaction.


                                                     Options Granted in 1999 Fiscal Year


                                                                                                Potential
                                                                                           Realizable Value at
                                                                                           Assumed Annualized
                                                                                                Rates of
                                                                                              Stock Price
                                                                                           Appreciation for
                                                                                              Option Term
                                         % of Total
                                           Options
                                         Granted to                                                                      Grant
                           Options      Employees in      Exercise or       Expiration                                   Date
          Name           Granted(1)      Fiscal Year       Base Price          Date             5%         10%           Value
          ----           ---------       -----------       ----------          ----            ---         ---           -----

Lawrence M. Powers            -               -                -                 -              -           -              -
__________________

Donald J. Amoruso          44,914          11.35%             .350         Dec. 11, 2003      4,343        9,597           -
Mikhail Drabkin            47,638          12.04%             .350         Dec. 11, 2003      4,607       10,179           -
Richard duFosse            59,281          14.98%             .350         Dec. 11, 2003      5,732       12,667           -


     (1)  All options were granted at or above fair market value.

OPTION EXERCISES AND YEAR-END VALUES

     The following table sets forth certain information concerning options to purchase the Company's Common Stock exercised by the Named Executive Officers during the 1999 fiscal year, and the number and value of unexercised options held by each of the Named Executive Officers at March 31, 1999.


                                   Aggregated Option Exercises in 1999 Fiscal Year
                                             and Fiscal Year End Option Values


                                                                                                                Value of
                                                                         Number of                             Unexercised
                                                                        Unexercised                           In-the-Money
                                                                      Options 3/31/99                        Options 3/31/99
                               Shares
                              Acquired
                                 on           Value
           Name               Exercise       Realized         Exercisable        Unexercisable       Exercisable       Unexercisable
- -------------------------- -------------- --------------  ------------------- ------------------- ----------------- ----------------

Lawrence M. Powers            -0-            -0-                 -0-                 -0-                 -0-                 -0-
- ------------------
Donald J. Amoruso             -0-            -0-               69,914                -0-              $51,651                -0-
Mikhail Drabkin            13,064        $28,087.60            47,638                -0-              $54,784                -0-
Richard duFosse               -0-            -0-               59,281                -0-              $68,173                -0-






COMPENSATION OF DIRECTORS

     At present, the Board does not award compensation to its directors.

     Prior to the change of control transaction in December, 1998, each of the Company's outside directors was paid $18,000 per year plus $1,000 per meeting attended, and $500 per diem for any special assignments. The Board of Directors had also adopted a plan during fiscal year 1998 pursuant to which the Company paid one-half of the director's fixed annual compensation in Common Stock of the Company. These arrangements related to the Company's prior discontinued operations and were terminated in December, 1998.

EMPLOYMENT AGREEMENTS

     At present the Company does not maintain employment agreements or other similar arrangements with its executive officers.

     Prior to the change of control transaction, the Company had employment agreements with Messrs. Amoruso, Drabkin, and duFosse, who were employed in the positions noted in the Summary Compensation Table at annual salaries of $387,193, $239,297 and $233,754, respectively. In addition to salary, the above-described employment agreements provided for health and medical insurance, life insurance benefits, certain other benefits and required indemnification in certain circumstances. These agreements also provided that if the Company discharged the individual without cause they were entitled to full compensation and medical benefits for up to one year.

     All of these employment agreements, which related to the Company's prior discontinued operations, were terminated as of December 11, 1998 pursuant to Settlement Agreements executed by Messrs. Amoruso, Drabkin, and duFosse in connection with the change of control transaction. Pursuant to these Settlement Agreements, Messrs. Amoruso, Drabkin, and duFosse received cash payments of $178,235, $52,816 and $48,754, respectively, and options to acquire 44,914, 47,638 and 59,281 shares, respectively, of the Company's Common Stock at an exercise price of $0.35 per share, exercisable through December 11, 2003.

COMMITTEES OF THE BOARD OF DIRECTORS

     At present, the Company does not have a Compensation Committee, an Audit Committee or a Nominating Committee.

     Prior to the change of control transaction in December, 1998, the Company had a Compensation Committee composed of two outside board members, Mr. Sheldon
A. Buckler and Mr. George Bugliarello, both of whom resigned as of December 11, 1998.

DIRECTORS' MEETINGS

     The Board of Directors met 15 times during fiscal year 1999, one of which was held after the change of control transaction in December, 1998. Each Director attended more than 75% of the combined number of meetings of both the Board of Directors and of any committees of the Board on which the Director served.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     TROPIA

     As described in "Item 1. Business - Tropia" of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999, on June 23, 1999, the Company consummated its acquisition of Tropia, which operates an MP3 music site that promotes and distributes the music of independent artists through its website located at www.tropia.com. Tropia, which is now a wholly-owned subsidiary of the Company, was acquired for an aggregate of 316,850 shares of the Company's Common Stock, half of which were delivered at closing, and half of which are in escrow to be delivered after one year, if certain goals are achieved. The Company has agreed to provide $100,000 of capital to Tropia initially and approximately $800,000 of additional capital during the twelve-month period after the closing. The acquisition was effected by merging SITI-II, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, with and into Tropia. Tropia was partially owned (55%) by Red Hat Productions, Inc., an award-winning independent film production company which is owned by Barclay Powers, a director and large stockholder of the Company and the Co- President of Tropia, and Jonathan Blank, a director of the Company and the Chief Executive Officer and Co- President of Tropia. Lawrence M. Powers, the Chairman/CEO and a large stockholder of the Company, has been a financial participant and one-third owner of Red Hat Productions, Inc. since 1997. Tropia was also owned (45%) by Ari Blank and Arjun Nayyar, the designers of the website who are now employees of Tropia.

     The fully functioning Tropia website, and related business arrangements with artists and marketing agents, has been under development since February 1999 and was valued at 500,000 shares of the Company's Common Stock. However, Lawrence M. Powers and Barclay Powers (his son) have waived their rights to participate in the shares otherwise receivable by Red Hat Productions, Inc. from the acquisition. As a result of this waiver, the shares delivered to Red Hat Productions, Inc. were reduced proportionately and all such shares were distributed by Red Hat Productions, Inc. solely to Mr. Blank. The Company will reserve 183,150 shares of its Common Stock (which equals the number of additional shares that would otherwise have been issued but for the waiver) for issuance in the future (in the form of stock and/or options to acquire stock) for existing and new management personnel of Tropia.

     On purchasing a control position in the Company in December, 1998 through Powers & Co., a sole proprietorship owned by Lawrence M. Powers, Mr. Powers promptly made assignments of portions of the shares and/or option he acquired to Jon Gerber, Barclay Powers and certain other individuals. Mr. Powers assigned 200,000 shares (and an option to acquire an additional 80,000 shares) to Jon Gerber, and 995,000 shares (and an option to acquire an additional 690,000 shares) to Barclay Powers. These gifts are further described in "Item 1. Business - Management Background/Philosophy - Investors and Administration" and "Item 5. Market for the Registrant's Common Equity and Related Stockholder Matters - Recent Sales of Unregistered Securities" of the Company's Annual Report for the year ended March 31, 1999, referred to above.

     SUBSEQUENT FINANCING

     As described in Proposal No. 3 hereof, on July 26, 1999, the Company entered into a private-placement agreement to raise $1,250,000 in equity capital through a private placement with Lawrence M. Powers, the Chairman of the Board, the Chief Executive Officer and a major stockholder of the Company. Under the terms of the agreement, the Company will receive $1,250,000 in exchange for issuing 1,000,000 shares of Common Stock, and an option to purchase an additional 500,000 shares at $2.50 per share, exercisable for five years.

     The terms of the agreement are subject to stockholder review and approval at the Annual Meeting (see Proposal No. 3 hereof.) The closing of the private placement transaction is also subject to stockholder approval of a related increase in the number of authorized shares of the Company's Common Stock (see Proposal No. 2 hereof.) The private placement is expected to close shortly after stockholder approval is obtained.

     GUARANTEE OF LEASE

     On August 30, 1999, the Company entered into a three year lease for new office space at 594 Broadway, Suite 1001, New York, New York 10012. The Company moved its principal executive offices to this location in September, 1999. The Company's payment obligations under this lease were guaranteed by Lawrence M. Powers.

COMMON STOCK PERFORMANCE GRAPH

     The following line graph compares the cumulative total annual stockholder return on the Company's Common Stock during the past five fiscal years, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total monthly return of the S&P 500 Index and the Technology Sector of the S&P 500 Index. The graph is based on the assumption that $100 was invested on April 1, 1994 in the Company's Common Stock, the S&P 500 Index and the Technology Sector of the S&P 500 Index.

     However, as described at "Change of Corporate Name" below, after the Company's change of control transaction in December, 1998, the Company's new senior management and Board of Directors changed the direction and nature of the Company's business, discontinued its prior business and began seeking to establish websites for the marketing of products and services over the Internet. Accordingly, the stockholder returns shown below should not be relied upon as an indication of future performance.



                                   [PERFORMANCE GRAPH APPEARS HERE]


                                             Indexed Returns
                                              YEARS ENDING


                                  BASE
Company/Index                    Mar 94             Mar 95        Mar 96         Mar 97         Mar 98        Mar 99
- --------------------------------------------------------------------------------------------------------------------


Spectrum Information               100               16.65          8.00           4.95          0.85           0.76
Technologies, Inc.
S&P 500 Index                      100              115.57        152.67         182.93        270.74         320.72
Technology - 500                   100              126.54        170.85         230.96        349.06         559.93
- --------------------------------------------------------------------------------------------------------------------


Source: S&P Compustat Total Return Service

                                 PROPOSAL NO. 2
                        TO APPROVE THE COMPANY'S AMENDED
                    AND RESTATED CERTIFICATE OF INCORPORATION

     The Company's current Restated Certificate of Incorporation (the "Current Certificate") was adopted in connection with the Company's prior 1995 bankruptcy proceeding and was approved pursuant to the Company's Third Amended Consolidated Plan of Reorganization, which became effective March 31, 1997. See "Item 3. Legal Proceedings - Past Bankruptcy Proceedings" of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999.

     On September 24, 1999, the Board of Directors of the Company unanimously adopted a resolution to amend and restate the Current Certificate as set forth in the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the "Amended Certificate"), subject to approval of the stockholders. The Amended Certificate was recommended by the Board in light of the change of control transaction in December, 1998, the subsequent change of strategic direction of the Company (as described at "Change of Corporate Name" below) and the automatic conversion of all of the Company's Class A Stock to Common Stock on March 31, 1999 (as described at "Changes Resulting from the Conversion of the Class A Stock" below). The following is a description of the most significant changes from the Current Certificate now in the Amended Certificate.

     If approved by the stockholders at the Annual Meeting, the Amended Certificate will become effective upon its filing with the Secretary of State of the State of Delaware. In addition, if the Amended Certificate is approved, the Board of Directors intends to amend the Company's Bylaws immediately after the Annual Meeting to make conforming changes to those made in the Amended Certificate.

               PLEASE REVIEW THIS DESCRIPTION AND THE ATTACHED COPY OF THE AMENDED CERTIFICATE CAREFULLY, AS SEVERAL OF THE CHANGES WILL AFFECT YOUR RIGHTS AS A STOCKHOLDER. THIS DESCRIPTION SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED BY REFERENCE TO, THE AMENDED CERTIFICATE.

CHANGE OF CORPORATE NAME

     After the change of control transaction in December, 1998, the Company's new senior management and Board of Directors changed the direction and nature of the Company's business, discontinued its prior business and began seeking to establish websites for the marketing of products and services over the Internet. As a result, the Company desires to change the Company's name to "Siti-Sites.com, Inc.," a name that preserves its trading symbol, but is more appropriate for its new Internet business. The Company has temporarily been doing business under the name "Siti-Sites.com" since January, 1999.

     The change in corporate name will not affect the validity or transferability of stock certificates presently outstanding, and the Company's stockholders will not be required to exchange stock certificates to reflect the new name. Shareholders should keep the certificates they now hold, which will continue to be valid, and should not send them to the Company or its transfer agent. The Company will retain the trading symbol "SITI" if the Amended Certificate is approved.

INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Current Certificate authorizes the Company to issue 10,000,000 shares of Common Stock, par value $0.001 per share, 1,500,000 shares of Class A Stock, par value $0.001 per share ("Class A Stock"), and 2,000,000,000 shares of Preferred Stock, par value $0.001 per share ("Preferred Stock"). Section E of
Article IV of the Current Certificate grants the Board of Directors discretion to issue and determine the rights, preferences, designations, qualifications and limitations applicable to Preferred Stock.

     As of September 24, 1999, (a) 8,301,010 shares of Common Stock were issued and outstanding, 1,059,789 additional shares were issuable upon exercise of outstanding options and 108,764 shares were reserved for future grants under the Company's stock option plans, (b) no shares of Class A Stock were issued and outstanding, and (c) no shares of Preferred Stock were issued and outstanding. As described at "Changes Resulting from the Conversion of the Class A Stock" below, on March 31, 1999, all issued and outstanding shares of Class A Stock automatically converted to Common Stock.

     The Company's principal purpose in seeking to increase the authorized number of shares of Common Stock and Preferred Stock is to make additional shares of stock available in the event that the Board of Directors determines
(1) to raise additional capital through the sale of securities, (2) to acquire one or more additional businesses, (3) to establish a strategic relationship with a corporate partner, and/or (4) to authorize additional stock dividends or future stock splits. It will also enable the Company to issue stock and grant stock options to attract personnel as staffing requirements increase. In the opinion of the Board, based upon recent developments in the growth of other Internet companies, it is particularly important for the Company to have the flexibility to offer securities to acquire other Internet operations, to obtain related financing and to attract talented personnel. If the Amended Certificate is adopted, 25,000,000 additional shares of Common Stock and 3,000,000 additional shares of Preferred Stock of the Company will be available for issuance by the Board of Directors without any further stockholder approval, unless such approval is required by applicable law or the rules of any stock exchange on which stock may then be listed.

     The Board of Directors believes that it is desirable that the Company have the flexibility to issue the additional shares without further stockholder approval. The holders of Common Stock have no preemptive rights to purchase any stock of the Company. The additional shares could be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock.

     Furthermore, the increase in the authorized number of shares of Common Stock is necessary to provide shares for the proposed plan of financing described in Proposal No. 3 hereof and to increase the number of shares reserved for issuance under the 1999 Stock Option Plan described in Proposal 4 hereof. In addition, as a result of the waiver by Lawrence M. Powers and Barclay Powers of their right to receive Common Stock in connection with the Company's acquisition of Tropia (as discussed above in "Certain Relationships and Related Transactions
- - Tropia"), the Company agreed to reserve 183,150 shares of Common Stock for issuance to Tropia's existing and future management.

     Granting the Board of Directors flexibility to issue additional shares of Common Stock and Preferred Stock could enhance the Board's ability to negotiate on behalf of the stockholders in a takeover situation. Although it is not the purpose of the Amended Certificate, the Board could also use the authorized but unissued shares of Common Stock and Preferred Stock to discourage, delay or make more difficult a change in the control of the Company. For example, such shares could be privately placed with purchasers who might align themselves with the Board of Directors in opposing a hostile takeover bid. The issuance of additional shares could serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock. The Current Certificate contains certain other measures (which will not be changed in the Amended Certificate) that may have the effect of delaying or preventing an unsolicited takeover attempt, including provisions authorizing the Board to issue the Preferred Stock with rights, preferences, designations qualifications and limitations fixed by the Board and provisions establishing a classified Board of Directors in which the Board of Directors is divided into three classes. The Board of Directors is not aware of any pending or proposed effort to acquire control of the Company.

CHANGES RESULTING FROM THE CONVERSION OF THE CLASS A STOCK

     As discussed above, the Current Certificate was adopted pursuant to the 1997 Plan of Reorganization. In connection with the 1997 Plan of Reorganization, the Company settled certain claims against it by delivering Class A Stock to the holders of such claims. To protect the voting power of the persons receiving Class A Stock, as required by Section 1123(a)(6) of Title 11 of the United States Code, as amended (the "Bankruptcy Code"), among other reasons, the Current Certificate provides that Class A Stock would have certain liquidation preferences in the event the Company again sought bankruptcy protection prior to March 31, 1999, as well as certain other rights (including, among others, the right to vote separately as a class on certain matters such as the election of directors, the merger of the Company and the sale of all or substantially all of the business of the Company). In addition, the Current Certificate restricts the ability of the Company to issue nonvoting securities, as required by 1123(a)(6) of the Bankruptcy Code, and imposes certain restrictions or requirements which apply only so long as any shares of Class A Stock are outstanding (e.g., Article X requires that two-thirds of the members of the Board present at a meeting approve certain transactions).

     However, all issued and outstanding shares of Class A Stock automatically converted to Common Stock on March 31, 1999 pursuant to Section D of Article IV of the Current Certificate. The Board therefore believes that it is no longer necessary for the Company's certificate of incorporation to authorize or refer to the Class A Stock, or to prohibit the issuance of nonvoting securities. Accordingly, except for certain provisions describing the method of converting Class A Stock into Common Stock, the Amended Certificate removes all references to Class A Stock and all provisions applicable only so long as shares of Class A Stock are outstanding. It also removes the restriction on the issuance of nonvoting securities by the Company.

REMOVE LIMITATIONS ON TRANSFERS TO FIVE PERCENT SHAREHOLDERS

     The Current Certificate limits until March 31, 2000 the transfer of shares of Common Stock, and any other interests that would be treated as stock of the Company under the Internal Revenue Code of 1986, as amended (the "Tax Code"), that would cause any individual or entity to become an owner, directly or indirectly, of five percent or more of the Common Stock, or that would increase the percentage ownership interest in the Company of such a person. Shares of the Company's stock were required to bear a legend reflecting this restriction, which was intended to prevent transfers of Common Stock from triggering an "ownership change," as defined in section 382 of the Tax Code. Such an ownership change would thereafter prevent the Company from using certain tax benefits from net operating loss carry forwards ("NOLs") the Company believed it had on the effective date of the 1997 Plan of Reorganization, and which may have been used to offset income of the Company thereafter. The Current Certificate provides that this restriction may be waived by the Board of Directors of the Company.

     The change of control transaction in December, 1998 (which prevented a second bankruptcy filing by prior management) resulted in an "ownership change" under Tax Code section 382, thus prohibiting the Company from using the tax benefits from any then-existing NOLs. As discussed in "Item 1. Business - Prior Company History" of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999, shortly before the change of control transaction was approved by the Company's prior Board of Directors, the Company had wound down its overhead and operations and effectively discontinued it operations, and was on the verge of filing for bankruptcy protection a second time. When evaluating whether to proceed with the change of control transaction, the Company's prior Board considered numerous factors including the Company's inability to raise capital or locate an acquiror, its inability to operate as a going concern without raising additional capital, the interests of its stockholders, employees and creditors, and that the change of control transaction, the only viable alternative to a second bankruptcy filing, would result in an "ownership change," as defined in section 382 of the Tax Code.

     Since an "ownership change" under Tax Code section 382 has already occurred, the present Board believes that it is no longer necessary for the Company's certificate of incorporation to limit transfers of Common Stock to prevent such an occurrence. Accordingly, the Amended Certificate removes these restrictions.

     If the Amended Certificate is approved, certificates representing shares of Common Stock will no longer bear any legend reflecting this restriction.
However, the Company's stockholders will not be required to exchange stock certificates to remove this legend. Shareholders should keep the certificates they now hold, which will continue to be valid, and should not send them to the Company or its transfer agent.

FURTHER INDEMNIFY DIRECTORS, OFFICERS AND EMPLOYEES

     The ability of publicly held companies to recruit and retain high quality officers and directors has been adversely impacted by the substantial increase in directors' and officers' litigation costs and risks, and the costs and periodic limitations on the availability and coverage of liability insurance. In order to provide appropriate levels of protection for their officers and directors, many publicly held corporations have been making use of the statutory liability limitation/indemnification tools which have been adopted in many states, including Delaware. The Current Certificate already provides most of these protections. The Board of Directors has unanimously recommended that the stockholders approve providing additional indemnification for the Company's officers and directors to the fullest extent permitted by the Delaware General Corporation law.

     Among other protections provided to the Company's officers and directors in the Current Certificate, the Company is required to indemnify to the fullest extent provided by law any person made or threatened to be made a party or witness to any action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company or by reason of the fact that such person is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Company.

     The Amended Certificate adds that the Company shall also indemnify to the fullest extent provided by law any person made or threatened to be made a party or witness to any action, suit or proceeding (threatened, pending or completed) by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company or by reason of the fact that such person is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Company.

EXPAND RIGHTS TO REQUEST SPECIAL SHAREHOLDER MEETINGS.

     Under the Delaware General Corporation Law, special meetings of a corporation's stockholders may be called by the corporation's Board of Directors or by such person or persons as may be authorized by the corporation's certificate of incorporation or bylaws. The Current Certificate provides that special meetings of stockholders may only be called by the Board of Directors, the Chairman of the Board or the President of the Company. The Company's current Bylaws contain a similar provision (although they also permit the Board to authorize the holders of Preferred Stock, if issued, to call special meetings of holders of Preferred Stock). This provision makes it more difficult for stockholders to take any action not approved by the Board of Directors.

     The Amended Certificate permits the holders of 30% of the Company's Common Stock to call a special stockholders meeting. To the Company's knowledge, the only stockholders of the Company who own 30% or more of the Company's Common Stock, individually or as part of a group, are Lawrence M. Powers, the Chairman of the Board and Chief Executive Officer, and his son, Barclay Powers, who collectively owned approximately ____% of the issued and outstanding Common Stock as of the Record Date and who will collectively own approximately ____% of the issued and outstanding Common Stock if the plan of financing described in Proposal No. 3 hereof is consummated.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION AS SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

                                 PROPOSAL NO. 3
                            TO APPROVE THE COMPANY'S
                                PLAN OF FINANCING

     On July 26, 1999, the Board of Directors of the Company unanimously adopted a resolution to enter into an agreement (the "Stock Purchase Agreement") with Lawrence M. Powers, the Company's Chairman and Chief Executive Officer, and a major stockholder of the Company, under which the Company will raise $1,250,000 in equity capital through a private placement transaction, subject to approval of the Company's stockholders. The following description of the Stock Purchase Agreement and the Option (as defined below) should be read in conjunction with, and is qualified by reference to, the Stock Purchase Agreement and the Option, copies of which are attached hereto as Exhibits B and C, respectively. The Stock Purchase Agreement and the form of the Option were prepared based upon the same forms of stock purchase agreement and option negotiated at arms-length with the prior Board in December, 1998 in connection with the change of control transaction.

OVERVIEW OF OFFERING TERMS

     Under the terms of the Stock Purchase Agreement, the Company will receive $1,250,000, and in exchange will issue 1,000,000 shares of Common Stock and an option (the "Option") to purchase an additional 500,000 shares of Common Stock at $2.50 per share, exercisable for five years. If and when the Option is fully exercised, the Company will receive an additional $1,250,000. The transaction will be a private placement. None of the shares, the Option or the shares underlying the Option will initially be registered with the SEC for future sale, and all will be taken for investment by Mr. Powers.

     The Company intends to use the proceeds of the private placement to develop and expand its operations in the MP3 music field through its music website www.tropia.com. The Company's previous equity financing of $1,000,000 in December 1998 (much of which remains intact as cash capital) was also used for its continuing operations focusing on the MP3 music field and related Internet marketing opportunities.

CONDITIONS PRECEDENT

     As provided in the Stock Purchase Agreement, the terms thereof are subject to stockholder approval at the Annual Meeting, as well as the approval of the Amended Certificate pursuant to Proposal No. 2 hereof to increase the number of authorized shares of Common Stock. If stockholder approval is obtained, the private placement transaction is expected to close shortly thereafter.

VOTING RIGHTS

     Any Common Stock to be issued under the Stock Purchase Agreement and the Option would have the same voting rights as all other shares of Common Stock.

ANTI-DILUTION PROVISION

     The number of shares of Common Stock subject to the Option would be subject to customary adjustment as the result of any subdivision, consolidation, increase, decrease, change or exchange of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company issues Common Stock as a dividend or upon a stock split. Any such adjustment shall be made without change in the total exercise price applicable to the unexercised portion of the Option.

REASONS FOR THE OFFERING

     As indicated in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999, the Company's future success is highly dependent near term on its ability to raise capital. As a result of the Company's past emergence from bankruptcy protection in 1997, the December 1998 change in control and the subsequent discontinuance of the Company's historical operations and new strategic direction, the Company's ability to raise additional capital is severely restricted. Upon the closing of the private placement, the Company's capital base will be supplemented by the described $1.25 million equity infusion provided by this second round of financing.

     If the Company's stockholders do not approve this private placement transaction, the Company will seek additional financing from another source. However, the Company may not be able to obtain additional financing in the near term on commercially reasonable terms, if at all. Accordingly, if stockholder approval is not obtained, there can be no assurance that the Company will have sufficient financial resources to support the continuation or expansion of its business.

INCREASE IN BENEFICIAL STOCK OWNERSHIP BY MR. POWERS

     As discussed above in "Security Ownership," as of September 24, 1999, Lawrence M. Powers, who is the Company's largest stockholder, beneficially owned approximately 40.6% of the issued and outstanding Common Stock of the Company. Upon the closing of this transaction, Mr. Powers's beneficial ownership of Common Stock will increase to approximately 49.7%. A subsequent exercise of the Option by Mr. Powers could result in Mr. Power's beneficially owning a majority of the issued and outstanding shares of the Company's Common Stock. If this occurs, Mr. Powers could singlehandedly control the outcome of stockholder votes requiring approval of a majority of the Company's stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PLAN OF FINANCING.


                                 PROPOSAL NO. 4
                               TO RATIFY THE 1999
                                STOCK OPTION PLAN

     The stockholders are being asked to approve the Company's 1999 Stock Option Plan (the "Plan"). A copy of the Plan is attached hereto as Exhibit D. On September 24, 1999, the Board of Directors of the Company unanimously adopted the Plan, subject to stockholder approval. A total of 1,800,000 shares have been reserved for issuance under the Plan.

     The Board believes that the option grants under the Plan will play an important role in the efforts of the Company and its present and future affiliates to attract, employ, motivate and retain experienced employees, officers, outside directors and consultants in the hypercompetitive market for talented individuals. The Company and its affiliates must be able to offer market competitive long-term compensation opportunities. Stock options, because of their upside potential and vesting requirements, are a key component of such compensation opportunities. The Company's prior stock option plans have either terminated or have limited amounts of stock available for issuance. Should the Company's stockholders fail to ratify the Plan, the Company and its present and future affiliates would likely be severely constrained in their ability to attract and retain key employees, officers, outside directors and consultants who are necessary for their success.

     The principal terms and provisions of the Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Plan. This summary should be read in conjunction with, and is qualified by reference to, the Plan.

ADMINISTRATION

     The Plan shall be administered by the Board of Directors or a committee of directors appointed by the Board of Directors, each member of which must be a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended and an "outside director" as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Board (or a committee thereof that may act as Plan administrator) has full authority under the Plan to determine who receives options under the Plan, the number of shares covered by each granted option, the date or dates options are granted, the maximum term during which the option will remain outstanding, whether the granted option will be an Incentive Stock Option ("ISO") that satisfies the requirements of Section 422 of the Code or a Non-Qualified Stock Option ("NQSO") not intended to meet such requirements, and the remaining provisions of the option grant.

ELIGIBILITY

     Employees (including officers), consultants and outside directors who render services to the Company or any affiliate of the Company are eligible to receive option grants under the Plan. Employees, non-employee directors and consultants are eligible for grants of NQSOs. Only employees are eligible for the grant of ISOs. As of September 24, 1999, there were approximately 13 individuals who would have been eligible to receive option grants under the Plan.

SECURITIES SUBJECT TO OPTION PLAN

     A maximum of 1,800,000 shares of Common Stock may be issued under the Plan. The last trading price of the Common Stock on September 27, 1999 was $1,375. Generally, any option granted under the Plan which is forfeited, expires or terminates prior to vesting or exercise will again be available for award under the Plan.

PRICE AND EXERCISABILITY

     The option exercise price per share in the case of an ISO may not be less than 100% of the fair market value of the Common Stock on the date of the grant. However, in the case of an ISO granted to a holder of shares representing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate of the Company (a "10% Shareholder"), the per share exercise price shall not be less than 110% of the fair market value of the Common Stock on the date of the grant. In addition, the fair market value of shares of Common Stock subject to ISOs (determined as of the date such ISOs are granted) exercisable for the first time by any individual during any calendar year may in no event exceed $100,000. The option exercise price per share in the case of a NQSO will be the price determined by the Board (or a committee thereof that may act as Plan administrator).

     The Board (or a committee thereof that may act as Plan administrator) shall also establish the form or forms in which payment of the option price with respect to may be made or deemed to have been made. Options may be exercised through a same-day sale program, pursuant to which a designated brokerage firm is to effect the immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

     The Board (or a committee thereof that may act as Plan administrator) may at any time offer to buy out an outstanding option or give an optionee the right to surrender his or her option for cash, shares of Common Stock or another option. No optionee is to have any stockholder rights with respect to the option shares until the optionee has exercised the option, paid the exercise price and become a holder of record of the shares. Options are not assignable or transferable other than (a) by will or the laws of descent and distribution, or
(b) with respect to NQSOs, as otherwise determined by the Board (or a committee thereof that may act as Plan administrator) and set forth in the option agreement relating thereto. An option is exercisable only by the optionee (or, in certain circumstances, by the optionee's guardian or legal representative, if any) or one who receives the option pursuant to a permitted transfer. In no event may any option held by an optionee be exercised after the specified expiration date of the option term.

VESTING CONDITIONS AND EXPIRATION

     As noted above, the Board (or a committee thereof that may act as Plan administrator) determines the number of options included in an award as well as the vesting and other conditions. The vesting conditions may be based on the nature of the recipient's duties, the recipient's present and potential contributions to the success of the Company and its affiliates and other appropriate criteria.

     Vesting  may be  accelerated  in the  event  of the  recipient's  death  or disability, or in the event of the termination of his or her employment. An option may be exercised after the termination of the optionee's employment with the Company or its affiliate (other than by reason of death or disability) to the extent exercisable on the date of such termination, for up to three months (or such other period of time not less than 30 days nor more than three months, in the case of an ISO, or not less than 30 days nor more than 12 months, in the case of a NQSO, as determined by the Board) (or a committee thereof that may act as Plan administrator) following such termination, provided that such option has not expired on the date of such exercise. In the event of death or permanent and total disability while an optionee is employed by the Company or its affiliate, options may be exercised, to the extent exercisable on the date of termination of employment, by the optionee or the optionee's survivors or legal representatives at any time prior to the earlier of the option's specified expiration date or one year from the date of the optionee's termination of employment (all as more specifically provided in the Plan).

     In addition, vesting may be accelerated in the event of a change of control with respect to the Company. For purposes of the Plan, a "change of control" of the Company will be deemed to occur upon any of the following events: (a) the consummation of a sale, transfer or other disposition of all or substantially all of the Company's assets; (b) approval by the stockholders of the Company of a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those immediately prior to such transaction; (c) a change in the composition of the Board over a period of 24 months or less such that a majority of the Board members ceases to be comprised of individuals who have either been Board members continuously since the beginning of such period or have been elected or nominated for selection as Board members by a majority of the continuing Board members; (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or (e) the acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership of more than 50% of the Company's outstanding voting stock without the Board's recommendation.

     Stock options granted under the Plan expire not more than ten years from the date of grant, or not more than five years from the date of grant in the case of ISOs granted to a 10% Shareholder.

AMENDMENT, TERMINATION AND MODIFICATION OF THE PLAN

     The Board of Directors may amend, terminate or modify the Plan at any time and for any reason. Amendments require the approval of the Company's stockholders only to the extent provided by applicable law, rules or regulations. No amendment, termination or modification of the Plan shall alter or amend any rights or obligations under any option theretofore granted without the consent of the holder of such option.

CHANGES IN CAPITALIZATION

     In the event that any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination of shares, exchange of shares or other similar event, then appropriate adjustments will be made to (a) the number and/or kind of shares issuable under the Plan,
(b) the number and/or kind of shares and price per share in effect under each outstanding option under the Plan, and/or (c) the exercise price of each option.

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS

     Neither the optionee nor the Company incurs any federal tax consequences as a result of the grant of an option. The optionee has no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company receives no deduction when an ISO is exercised. Upon exercising an NQSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of the Common Stock on the date of exercise; the Company ordinarily will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time an NQSO is exercised is subject to income tax withholding, but, if permitted by the Board (or a committee thereof that may act as Plan administrator), the optionee generally may elect to satisfy the withholding tax obligation by having shares of Common Stock withheld from those purchased under the NQSO. The tax treatment of a disposition of option shares acquired under the Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising an NQSO. The Company is not entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

NEW PLAN BENEFITS

     Awards under the Plan are discretionary. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Plan or the benefits that would have been received by such participants if the Plan had been in effect since the inception of the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE 1999 STOCK OPTION PLAN.

                                 PROPOSAL NO. 5
                              TO RATIFY THE CHANGE
                        OF INDEPENDENT PUBLIC ACCOUNTANTS

     Effective August 31, 1999, the Board of Directors of the Company engaged the accounting firm of Edward Isaacs & Company LLP as independent auditors for the Company. Edward Isaacs & Company LLP replaces the firm of BDO Seidman LLP, whose engagement was terminated (upon the expiration of their engagement) by the Company's Board of Directors effective as of August 31, 1999. BDO Seidman LLP had previously been notified of the termination.

     The Company has consulted with Edward Isaacs & Company LLP after the change of control transaction in December, 1998 with respect to tax issues. During the two most recent fiscal years ending March 31, 1999 and March 31, 1998, and through the period ending August 31, 1999, the Company has not consulted with Edward Isaacs & Company LLP regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company or oral advice was provided that Edward Isaacs & Company LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated by the SEC and the related instructions to Item 304 of Regulation S-K, or a "reportable event" as described in Item 304(a)(1)(v) of Regulation S-K. Lawrence M. Powers, the Company's Chairman and Chief Executive Officer, and a major stockholder of the Company, has employed Edward Isaacs & Company LLP and its predecessor firms to prepare family tax returns and to provide personal tax advice since 1962.

     In connection with the audits of the Company's financial statements for the last two fiscal years ending March 31, 1999 and March 31, 1998, and through the period ending August 31, 1999, there were no disagreements between the Company and BDO Seidman LLP on any matters of accounting principles or practices, financial statements disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports on financial statements. There were no "reportable events" as described in Item 304(a)(1)(v) of Regulation S-K with respect to the Company within the last two fiscal years ending March 31, 1998 or March 31, 1999, and the subsequent period ending August 31, 1999. BDO Seidman LLP's reports on the Company's financial statements as of March 31, 1999 and 1998 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle. However, their report for the fiscal year ended March 31, 1999 contained an explanatory paragraph which stated that the Company's significant recurring losses, its change of control, the discontinuance of its prior business and its new strategic direction, raised substantial doubt about its ability to continue as a going concern. In addition, their report for the fiscal year ended March 31, 1998 contained an explanatory paragraph which stated that unless the Company was able to successfully raise financing, there remained a substantial doubt about the Company's ability to continue as a going concern. The Company has provided a copy of this disclosure to BDO Seidman LLP in compliance with the provisions of
Item 304 (a)(3) of Regulation S-K and has requested a letter from BDO Seidman LLP addressed to the SEC stating that BDO Seidman LLP agrees with the statements as set forth above; a copy of such letter is attached as Exhibit 16.1 to the Company's Current Report on Form 8-K filed with the SEC on September 7, 1999.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF EDWARD ISAACS & COMPANY LLP.

                                  ANNUAL REPORT

     The Company's Annual Report on Form 10-K, as well as Amendment No. 1 to Form 10-K, for the fiscal year ended March 31, 1999 (collectively, the Form 10-K"), and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999 (the "Form 10-Q") are being furnished simultaneously herewith. The Form 10-K and the Form 10-Q are not to be considered a part of this Proxy Statement and are not deemed to be part of the proxy solicitation material.

     The Company will also furnish to any stockholder of the Company any exhibit to the Form 10-K or the Form 10-Q as listed thereon, upon request and upon payment of the Company's reasonable expenses of furnishing such exhibit. Requests should be directed to Arjun Nayyar, Secretary, at 594 Broadway, Suite 1001, New York, New York 10012.


                                  OTHER MATTERS

     The Board of Directors is not aware of any matters to come before the Annual Meeting which will require the vote of stockholders other than those matters indicated in the Notice of Annual Meeting and this Proxy Statement. However, if any other matter calling for stockholder action should properly come before the Annual Meeting or any adjournments thereof, those persons named as proxies in the enclosed proxy form will vote thereon according to their best judgment.


                     ADVANCE NOTICE FOR DIRECTOR NOMINATIONS

     In order for a stockholder to nominate a candidate for election as a director at the Company's 1999 Annual Meeting of Stockholders, written notice must be delivered (in person or by mail) to Arjun Nayyar, Secretary, at 594 Broadway, Suite 1001, New York, New York 10012 by 5:00 p.m. on October 22, 1999. In order for a stockholder to nominate a candidate for election as a director at the Company's 2000 annual meeting of stockholders, written notice must be delivered to the Secretary of the Company (in person or by mail) not less than 50 days nor more than 75 days prior to the annual meeting. Based on the anticipated meeting date for the 2000 annual meeting, in order for a stockholder to propose director nominations at the 2000 annual meeting, stockholders must deliver notice to the Secretary of the Company at such address between June 30 and July 26, 2000. Specific requirements for each such written notice are contained in the Company's Restated Bylaws, a copy of which will be furnished by the Company, without cost, to any stockholder of the Company upon request made to Arjun Nayyar, Secretary, at 594 Broadway, Suite 1001, New York, New York 10012.

                  STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

     In order for a stockholder to submit a proposal (other than those regarding director nominations as described above) at the Company's 1999 Annual Meeting of Stockholders, written notice must be delivered (in person or by mail) to Arjun Nayyar, Secretary, at 594 Broadway, Suite 1001, New York, New York 10012 by 5:00 p.m. on October 22, 1999. In order for a stockholder to submit a proposal (other than those regarding director nominations as described above) at the Company's 2000 annual meeting of stockholders, written notice must be delivered to the Secretary of the Company (in person or by mail) not less than 50 days nor more than 75 days prior to the annual meeting. Based on the anticipated meeting date for the 2000 annual meeting, in order for a stockholder to propose director nominations at the 2000 annual meeting, stockholders must deliver notice to the Secretary of the Company at such address between June 30 and July 26, 2000. Specific requirements for each such written notice are contained in the Company's Restated Bylaws, a copy of which will be furnished by the Company, without cost, to any stockholder of the Company upon request made to Arjun Nayyar, Secretary, at 594 Broadway, Suite 1001, New York, New York 10012.

                                    By Order of the Board of Directors



                                    ARJUN NAYYAR
                                    Secretary

New York, New York
October __, 1999